SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C. 20549



	Form 11-K


	ANNUAL REPORT




	Pursuant to Section 15 (d) of the
	Securities Exchange Act of 1934



	For the Fiscal Year Ended December 31, 1996





	PREMIER FINANCIAL SERVICES, INC.
	EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST
	(Full title of the plan)






	GRAND PREMIER FINANCIAL, INC.
	486 WEST LIBERTY ST.
	WAUCONDA, IL 60084



	(Name of issuer of the Securities held pursuant to the Plan and the address of principal executive offices, including Zip Code)







	Required Information




Financial Statements

The following financial statements are filed as part of this report:

	(a) Financial Statements of the Plan which are included in the annual report of the Plan to its Participants for the year ended December 31, 1996 as follows:


	Independent Auditors' Report
	Statements of Net Assets Available for Plan Benefits for the two years ended December 31, 1996
	Statements of Changes in Net Assets Available for Plan Benefits for the two years ended December 31, 1996
	Notes to Financial Statements
	Schedule I - Assets Held for Investment Purposes
	Schedule II - Reportable Transactions


	(b)    Exhibit

		  23. Consents of Experts and Counsel






	Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


					 Premier Financial Services, Inc.
					 Employeee Savings and Stock Plan
					 and Trust

    March 25, 1997                 By: /s/s David L Murray
					 David L. Murray, Executive
					 Vice President, Chief Financial
					 Officer and Director